UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 17, 2007

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 17, 2007, the board of directors of Mindspeed Technologies, Inc. (the “Company”) approved and adopted amendments to the Mindspeed Technologies, Inc. Directors Stock Plan (the “DSP”). The amendment replaces the annual grant to non-employee directors of restricted stock with restricted stock units in an amount equal to the lesser of: (a) 15,000 restricted stock units, or (b) the number of restricted stock units (rounded to nearest whole unit) equal to $45,000 divided by the closing price of the Company’s common stock on the date of grant. For purposes of the foregoing calculation, one restricted stock unit shall equal one share of the Company’s common stock. The recipient shall not have the rights of a stockholder until such time as the restricted stock units are settled by the issuance of the underlying shares of common stock. However, the recipient will receive dividends in respect of the shares of common stock underlying the restricted stock units, which will be paid if and when such dividends are normally paid to the Company’s stockholders. The restricted stock units will not be settled, and the shares of common stock underlying the restricted stock units will not be issued, until ten days after: (y) the recipient retires from the Company’s board of directors after attaining age 55 and completing at least five years of service as a director, or (z) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with the Company’s conflict of interest policies, death, disability or other circumstances, and the board has not determined (prior to the expiration of such ten day period) that such resignation or cessation of service as a director is adverse to the best interests of the Company. The grant of the restricted stock units will be made to each newly elected non-employee director and each continuing non-employee director of the Company immediately following each annual meeting of stockholders. The amendment also provides that each non-employee director may elect each year to receive all or any portion of the cash retainer to be paid for board, committee or other service in the following calendar year through the issuance of restricted stock units upon the same terms as the annual grant of restricted stock units.
     The foregoing description of the amendment to the DSP is qualified by reference to the complete text thereof, as amended and restated, which is filed as Exhibit 10.1 hereto.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On May 17, 2007, the Company’s board of directors approved and adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code”) that applies to the Company’s employees, officers and directors, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company and its board of directors review the Code periodically and amend the Code as appropriate. The Code amends and replaces the Company’s former Standards of Business Conduct. The amendments include: (a) clarification that certain questions and requests should be sent to the Company’s legal department; (b) a provision that the board of directors will have authority to interpret the Code with respect to executive officers and directors and that the Company’s legal department may interpret the Code with respect to other employees; (c) the addition of sections dealing with import and export regulation, protection of the Company’s confidential information, disclosure controls and procedures and public communications; and (d) replacement of the description of the Company’s policy prohibiting unlawful retaliation or discrimination with a reference to the Company’s separate Financial Information Integrity and Whistleblower Policy.
     The amendments make other changes to the Code that are technical, administrative or nonsubstantive. The foregoing summary of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code, a copy of which has been posted on the Company’s website at www.mindspeed.com.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description
10.1	Mindspeed Technologies, Inc. Directors Stock Plan, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: May 22, 2007	By:	/s/ Bradley W. Yates
Bradley W. Yates
Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Mindspeed Technologies, Inc. Directors Stock Plan, as amended and restated.